NEWS RELEASE

CONTACT: Jerry Sleve

Vice President - Administration

Phone: (607) 936-3758 ext. 223

Fax: (607) 936-2844

Date: April 20, 2012

FOR IMMEDIATE RELEASE

New Rates Effective May 1, 2012 for Corning Natural Gas Customers

Corning, N.Y. (Monday, April 20, 2012) - Corning Natural Gas Corporation ("CNG") will initiate new rates for customers beginning May 1, 2012. The purpose of the rate increase is to fund the systematic improvement of our gas pipeline infrastructure. The Rate Order will require continuation of the bare steel main and bare steel service replacement program. This will increase the safety and reliability of the Corning Natural Gas system.

"There will also be improvements in service to our customers as a result of the latest Rate Order. In addition to the pipeline replacement program, a new low income program will be implemented and an expanded education and outreach program will provide more effective communications to our customers, said Jerry Sleve, Vice President of Corning Natural Gas." He added, "There will also be an upgrade to the billing/accounting software that will put in place more efficient and effective customer service procedures."

Mr. Sleve also stated, "If the recent trend of a decline in natural gas prices continues and with Corning Natural Gas' recent connection to Marcellus Shale gas in Pennsylvania, the increase in rates could be more than offset by the lower wholesale gas costs." Sleve added that, "We are customer satisfaction focused, safety and reliability driven and growth oriented where practical. These are what will continue to keep Corning Natural gas on the leading edge."

Corning Natural Gas Corporation, incorporated in 1904 as a New York State public utility continues to provide safe, reliable natural gas service to nearly 15,000 residential, commercial and industrial customers in the Southern Tier and Central regions of New York State. Learn more at www.corninggas.com

Safe Harbor Regarding Forward-Looking Statements

Some of the statements that we make in this press release, including statements about our confidence in the company's prospects and strategies are forward-looking statements within the meaning of section 21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like "believe," "expect," "will," "should," "intend," "plan," or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this report. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission (www.sec.gov), including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in Corning.

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